Exhibit 99.1

Caesars Entertainment, Inc. Announces Two New Independent Directors
Directors Join Board after Agreement with Icahn Enterprises
LAS VEGAS and RENO, Nev. (March 18, 2025) – Caesars Entertainment, Inc. (NASDAQ: CZR) (“Caesars”) today announced the addition of two new independent directors to its Board of Directors. Jesse Lynn, General Counsel of Icahn Enterprises, and Ted Papapostolou, Chief Financial Officer of Icahn Enterprises, will join the Caesars Board effective immediately, subject to customary regulatory approvals.
Tom Reeg, CEO of Caesars Entertainment, said, “I would like to welcome Jesse and Ted to the Board. Jesse and Ted bring diverse and relevant experience that will assist the Board in maximizing value for all shareholders.”
Carl C. Icahn said, “I have great respect for Tom Reeg and the senior management team and what they have accomplished since the merger in 2020. We look forward to working with Tom and the Board to maximize value for all shareholders, including by exploring strategic alternatives for the Company’s underappreciated digital business.”
With the additions of Mr. Lynn and Mr. Papapostolou, the Caesars Board will expand to 12 directors, 10 of whom are independent.
Icahn Enterprises and certain of its affiliates (collectively, the “Icahn Group”) have agreed to customary standstill, voting commitments, and other provisions. Further information on Caesars’ agreement with the Icahn Group, including a copy of the agreement, will be provided in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.
About Jesse Lynn
Jesse Lynn is General Counsel of Icahn Enterprises L.P. and Chief Operating Officer of Icahn Capital LP. Prior to joining Icahn Enterprises, Mr. Lynn practiced corporate law in New York at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and, before that, at Gordon Altman Butowsky Weitzen Shalov & Wein. Mr. Lynn is a director of JetBlue Airways Corporation. Mr. Lynn was previously a director of Conduent Incorporated, Crown Holdings Inc., Xerox Holdings Corporation, FirstEnergy Corp., Cloudera, Inc., Herbalife Nutrition Ltd. and The Manitowoc Company, Inc. Mr. Lynn received a B.A. from the University of Michigan and a J.D. from the Boston University School of Law.
About Ted Papapostolou
Ted Papapostolou has served as Chief Financial Officer of Icahn Enterprises L.P. (NASDAQ: IEP), a diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, real estate, home fashion and pharma, since November

2021. In addition, Mr. Papapostolou has served as director of Icahn Enterprises L.P. since December 2021 and its Secretary since April 2020. Mr. Papapostolou previously served as the Chief Accounting Officer of Icahn Enterprises L.P. from April 2020 to December 2023 and in various progressive accounting positions at Icahn Enterprises from March 2007 to March 2020. Previously, Mr. Papapostolou worked at Grant Thornton LLP in their audit practice. Mr. Papapostolou received his M.B.A. from The Peter J. Tobin College of Business at Saint John’s University and his B.B.A. from Frank G. Zarb School of Business at Hofstra University. Mr. Papapostolou has served as Director of Viskase Companies, Inc., a global leader in food packaging solutions and services, since April 2020 and as chairman since March 2023. Mr. Papapostolou has served as director and chairman of CVR Energy, Inc. (NYSE: CVI), a diversified holding company primarily engaged in the renewable fuels and petroleum refining and marketing businesses as well as in the nitrogen manufacturing business through its interest in CVR Partners, LP (NYSE: UAN), since March 2023.
About Caesars Entertainment, Inc.
Caesars Entertainment, Inc. (NASDAQ: CZR) is the largest casino-entertainment company in the US and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, NV, in 1937, Caesars Entertainment, Inc. has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe®, and Eldorado® brand names. Caesars Entertainment, Inc. offers diversified gaming, entertainment and hospitality amenities, one-of-a-kind destinations, and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. Know When To Stop Before You Start.® Gambling Problem? Call 1-800-522-4700. For more information, please visit. www.caesars.com/corporate.
About Icahn Enterprises L.P.
Icahn Enterprises L.P. (NASDAQ: IEP), a master limited partnership, is a diversified holding company owning subsidiaries currently engaged in the following continuing operating businesses: Investment, Energy, Automotive, Food Packaging, Real Estate, Home Fashion and Pharma.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words "anticipates," "assumes," "believes," "estimates," "expects," "guidance," "intends," "plans," "projects," and similar expressions that do not relate to historical matters. Forward-looking statements include all statements other than statements of historical fact, including statements regarding market performance and the possibility of exploring strategic alternatives. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond Caesars' control and could materially affect actual results, performance, or achievements. Although Caesars believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such forward-looking statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected.

Caesars cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Caesars does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.
Contacts:
Investor Relations: Brian Agnew, bagnew@caesars.com; Charise Crumbley, ccrumbley@caesars.com, 800-318-0047
Media Relations: Kate Whiteley, kwhiteley@caesars.com
Source: Caesars Entertainment, Inc.